SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                                Date of Report:

                                December 6, 1995


                                 DESIGNS, INC.
                                 -------------

             (Exact Name of registrant as specified in its charter)


        Delaware                  0-15898                04-2623104
(State or other jurisdiction    (Commission            (IRS Employer
     of incorporation)           File Number)        Identification No.)


1244 Boylston Street, Chestnut Hill, Massachusetts              02167
    (Address of principal executive offices)                  (Zip Code)


                                 (617) 739-6722
              (Registrant's telephone number, including area code)


Item 5.   Other Events

     As of October 16, 1995, the Board of Directors of Designs, Inc. (the "Company") authorized the Company to enter into Employment Agreements with each of its four senior executive officers. The four senior executive officers of the Company, Joel H. Reichman, President and Chief Executive Officer, Scott N. Semel, Senior Vice President, General Counsel and Secretary, Mark S. Lisnow, Senior Vice President, Merchandising, and William D. Richins, Chief Financial Officer, and the Company have entered
into such Employment Agreements.   Each Employment Agreement provides,
among other things, that the initial term of employment will cover a period of three years following the date the Agreement was authorized, unless the Agreement is terminated prior thereto in accordance with its terms. Accompanying this Report as Exhibits 10.1 through 10.4 are the Employment Agreements between the Company and each of Mr. Reichman, Mr. Semel,
Mr. Lisnow and Mr. Richins.


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              DESIGNS, INC.



Date:  December 6, 1995       By: /s/ Scott N. Semel
                                 ---------------------------------------
                                  Scott N. Semel, Senior Vice President,
                                   General Counsel and Secretary

                               Index to Exhibits
                               -----------------




Exhibit No.                        Description
-----------                        -----------


  10.1. Employment Agreement dated as of October 16, 1995 between Designs, Inc. and Joel H. Reichman

  10.2. Employment Agreement dated as of October 16, 1995 between Designs, Inc. and Scott N. Semel

  10.3. Employment Agreement dated as of October 16, 1995 between Designs, Inc. and Mark S. Lisnow

  10.4. Employment Agreement dated as of October 16, 1995 between Designs, Inc. and William D. Richins